UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 12, 2004


                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                   0-22250                95-4431352
 (State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)             File Number)         Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
               (Address of Principal Executive Offices, Zip Code)


                                 (661) 295-5600
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On January 12, 2004, 3D Systems Corporation and Wells Fargo Bank, N.A. entered into a waiver to the reimbursement agreement with Wells Fargo relating to 3D's industrial development bonds pursuant to which Wells Fargo waived compliance with the fixed charge coverage ratio and minimum tangible net worth covenant contained in the reimbursement agreement, as amended, through April 30, 2004, provided that 3D remains in compliance with all other provisions of the reimbursement agreement and that 3D provides evidence of a proposal from another bank by March 31, 2004 to replace the letter of credit issued by Wells Fargo. Should a replacement letter of credit not be obtained on or before April 30, 2004, 3D will agree to retire $1.2 million of the bonds utilizing the $1.2 million held in the non-interest bearing demand deposit account at Wells Fargo. Reference is made to the waiver entered into on January 12, 2004, between Wells Fargo Bank, N.A. and 3D Systems Corporation, which is incorporated herein by this reference. A copy of the waiver is attached to this Form 8-K as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

     10.1 Waiver entered into on January 12, 2004, between Wells Fargo Bank, N.A. and 3D Systems Corporation.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 21, 2004                 3D SYSTEMS CORPORATION




                                 /s/ Robert M. Grace, Jr.
                                 ------------------------------------------
                                 By:  Robert M. Grace, Jr.
                                 Its: Vice President, General Counsel and
                                      Corporate Secretary




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                                  EXHIBIT INDEX

EXHIBITS

10.1 Waiver entered into on January 12, 2004, between Wells Fargo Bank, N.A. and 3D Systems Corporation.